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               [LETTERHEAD OF SKLAR WARREN CONWAY & WILLIAMS LLP]


                                                                     EXHIBIT 5.1


May 15, 2002

PurchasePro.com, Inc.
7690 West Cheyenne Avenue
Las Vegas, Nevada 89129

Ladies/Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by PurchasePro.com, Inc., a Nevada corporation (the "Company") with the U.S. Securities and Exchange Commission on May 2, 2002 (together with any pre-effective and post-effective amendments, the "Registration Statement") in connection with the registration for resale under the Securities Act of 1933, as amended (the "Act") by certain shareholders of the Company an aggregate of 2,123,077 shares of Common Stock (the "Shares"). The Shares being registered were issued and/or as of the date of this opinion are reserved for issuance pursuant to a private placement (the "Private Placement") by the Company to a number of accredited and institutional investors on February 13, 2002 (the "Investors") in which Ladenburg Thalmann & Co, Inc. acted as the Company's placement agent. To date, the Company has issued 1,846,152 of the Shares (the "Issued Shares") and 276,923 Shares may be issued to Investors upon the exercise of certain warrants that were included in the Private Placement (the "Warrant Shares").

     As Special Nevada Securities Counsel regarding the issuance of the Issued and Warrant Shares, we have examined the Registration Statement, the Articles of Incorporation and the By-Laws and of the Company, each as amended to date. We have reviewed those certain Common Stock and Warrants Purchase Agreement, Registration Rights Agreement and Stock Purchase Warrant each dated February 13, 2002. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of corporate officers and public officials and other instruments, as we have deemed necessary for the purpose of rendering this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), that there has been no substantial change in the final documents from documents submitted to us as drafts and that all public records reviewed are accurate and complete. As to factual matters, we have relied upon the above-referenced certificates of officers of the Company and have not independently verified the matters stated therein.

     Based on the foregoing, and limited in all respects to applicable Nevada law, we are of the opinion and advise you that: (i) the Issued Shares are legally and validly issued, fully paid and

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                                                           PurchasePro.com, Inc.
                                                                    May 15, 2002
                                                                          Page 2

nonassessable; and (ii) the Warrant Shares and when issued and paid for in compliance with the Stock Purchase Warrant, the Warrant Shares will be legally and validly issued, fully paid and nonassessable.

     The opinions expressed herein: (i) are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated; (ii) are subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Nevada; and
(iii) concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Nevada as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change this opinion expressed herein after the date hereof.

     In addition, the opinions expressed herein are for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity. In addition, we hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement as "Special Nevada Corporate Counsel" regarding the Issued and Warrant Shares.

                         Respectfully submitted,

                         /s/  SKLAR WARREN CONWAY & WILLIAMS LLP


                         SKLAR WARREN CONWAY & WILLIAMS LLP